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                                  EXHIBIT 10.3

                             FIRST COMMUNITY BANCORP

                           DEFERRED COMPENSATION PLAN



     This First Community Bancorp Deferred Compensation Plan (the "Plan") is effective for compensation earned on and after June 1, 2000 by all directors of First Community Bancorp (the "Company") or any subsidiary corporation of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended ("Subsidiaries"), including but not limited to Rancho Santa Fe National Bank ("Rancho") and First Community Bank of the Desert, and all full time officers having the title of Senior Vice President or above (whether or not they are also directors of the Company or any Subsidiary), collectively referred to herein as "Eligible Participants." The Plan was approved by the Board of Directors of the Company, and by a majority of the outstanding shares of the Company, effective May 31, 2000.

     1. DEFERRAL OF STOCK OR FEES.

            a. From time to time Eligible Participants may, by written notice, elect to have payment of all or a portion of their salaries, bonuses or director's fees for the next succeeding calendar year, and/or all or a portion of any grant of shares of common stock of the Company ("Company Stock") to the Eligible Participants made on or after such election, deferred as herein provided. Each such deferral of compensation shall be (and is hereinafter referred to as) a "Deferred Amount." Each Eligible Participant who elects to participate in the Plan is referred to herein as a "Participant". Notwithstanding the foregoing, however, a Participant may not elect to defer any portion of compensation or Company Stock unless such Participant's deferrals with respect to such year are in round percentage increments of 10%.

            b. Any elections with respect to Deferred Amounts of compensation or Company Stock shall be exercised in writing by the Participant prior to the latest to occur of the following: (i) the beginning of the calendar year for which the compensation is to be earned; (ii) such Participant's first day of service in that year; (iii) the first day of the calendar month next following the date the Participant first becomes eligible to participate in the Plan; PROVIDED THAT, an election made after the first day of a calendar year shall only apply to compensation earned after the date of the election. Notwithstanding the foregoing, in the case of any Participants who may be required to file reports of their Company Stock ownership on Form 3 or 4 with the Securities and Exchange Commission, the election shall be no later than the date specified in the preceding sentence or, if earlier, six months prior to the date on which any compensation deferred by the Participant are invested in Company Stock; and in the case of deferral of grants of Company Stock, the election shall be made no later than the date specified in the preceding sentence or, if earlier, the effective date of the grant of the Company Stock. An election of

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Deferred Amounts, once made, is irrevocable, except as provided in paragraph
6 hereof. An election of Deferred Amounts, once made, shall continue to be effective for succeeding calendar years until revoked by the Participant by written request to the Secretary of the Company prior to the beginning of a calendar year for which fees would otherwise be deferred.

            c. Deferred Amounts shall be subject to the rules set forth in this document, and each Participant shall have the right to receive cash payments on account of previously Deferred Amounts only in the amounts and under the circumstances hereinafter set forth.

            d. All Eligible Participants shall be eligible to participate in this Plan. Eligibility shall be determined annually as of the latest practicable date prior to the commencement of each new calendar year. In the event a Participant ceases to be eligible for this Plan during the course of a calendar year, the Participant's eligibility shall nevertheless continue through the end of that calendar year with respect to fees earned prior to cessation of service.

     2. ADMINISTRATIVE COMMITTEE. Full power and authority to construe, interpret, and administer this document, shall be vested in an Administrative Committee (the "Committee") to be comprised of all members of the Executive Committee of the Board of Directors of the Company, and chaired by the chief financial officer of the Company. The Committee shall have full power and authority to make each determination provided for in this document, and in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan. All determinations made by the Committee shall be conclusive upon the Company and its Subsidiaries, each Eligible Participant and Participant and their respective designees, heirs and assigns.

     3. DEFERRED COMPENSATION ACCOUNTS. The Company shall establish on its books a separate account ("Account") for each of its Eligible Participants who becomes a Participant in this Plan, and each such Account shall be maintained as follows:

            a. Each Account shall be credited with the Deferred Amounts elected by the Participant for whom such Account is established as of the date on which such Deferred Amount would otherwise have been paid to the Participant.

            b. The value of a Participant's Account is to be measured by the value of and income from Company Stock, in which all Deferred Amount shall be deemed to be invested, however such value is merely a measuring device to determine the payments to be made to each Participant hereunder. Each Participant, and each other recipient of a Participant's Deferred Amounts pursuant to paragraph 7, shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Participant hereunder. If the Company should from time to time, in its discretion, actually purchase the investments deemed to have been made for Participant's Account, through the trust described in paragraph 4, such

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investments shall be solely for such trust's own account, and the Participants shall have no right, title or interest therein.

            c. At the time a Participant makes his or her first election described in paragraph 1.b., the Participant may also consent to have Deferred Amounts contributed to the trust described in paragraph 4, and to have the Participant's Account adjusted as provided in paragraph 4 from the date as of which it is established. Any such consent, if granted, shall be irrevocable as to the Participant, and shall apply to all of the Participant's Deferred Amounts. Any consent given pursuant to this paragraph 3.c. shall in no way obligate the Company to make contributions to the trust described in paragraph 4, such contributions being in the Company's discretion as provided in paragraph 4.

     4. TRUST.

     The Company may establish a trust (of the type commonly known as a "rabbi trust") to aid in the accumulation of assets for payment of Deferred Amounts. In the event that such a trust is established ("Trust") the amounts credited to the Directors' Participant's Accounts shall be adjusted as follows:

            a. The Company may, in its discretion, contribute to the Trust an amount equal to the balance credited to the Account of each Participant (other than Participants who have not made the election described in paragraph 3.c.) who remains an Eligible Participant on the date of such contribution. Thereafter, the Company may, in its discretion, contribute to the Trust an amount equal to the Deferred Amounts of the Participants within five business days after the Deferred Amount would otherwise be paid to the Participant. The assets of the Trust shall be invested in Company Stock, subject to the Company's right to substitute assets of equal value as provided in the Trust. The terms of the Trust shall be consistent with the terms of this Plan. The Trustee shall be a corporate trustee independent of the Company and shall conform to the provisions of the "model trust," as described in Rev. Proc. 92-64. Nothing herein shall be construed as requiring the Company to make any contributions to the Trust. To the extent such contributions are actually made, the Trust's assets shall remain subject to the claims of the Company's general creditors in the event of its insolvency.

            b. The Trust shall provide for separate accounts in the name of each Participant who has elected a Deferred Amount. Except as provided in paragraph 4.d., from and after the date as of which such accounts are established, the balances in the Accounts established for Participants pursuant to this Plan shall be equal to the balances credited to such separate accounts. Each such separate account shall then be adjusted as follows:

                   (i) Contributions made by the Company to the trust on behalf of such Participant, and all dividends or other distributions made with respect to property allocated to such separate account, shall be credited to such separate account and invested in Company Stock.

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                   (ii) Each Participant's separate account shall be
increased by the amount of any increase in the fair market value, as determined by the Trustee, of any assets allocated to such separate account, and shall be decreased by any decrease in the fair market value of such assets, as determined by the Trustee.

                   (iii) Each Participant's separate account shall be reduced by any distributions made to the Participant from the Trust which are chargeable to such separate account.

            c. A Participant's separate account shall continue during any period of distribution subsequent to the Participant's termination of service on the board to be invested in Company Stock.

            d. The adjustments described in this paragraph 4 shall only be made to a Participant's Account to the extent that the Company has made contributions to the Trust pursuant to this paragraph 4. If for any reason such contributions have not been made then, and only to that extent, the Participant's Account shall be adjusted as provided in paragraph 3.b.

     5. PAYMENT OF DEFERRED AMOUNTS.

            a. At the next regularly scheduled meeting of the Committee following the earlier of (a) the January 31 following the election made upon a Participant's commencement of participation in the Plan, unless prior to such date the Participant elects to continue deferral until the next following January 31, or (b) the date of a Participant's termination of status as an Eligible Participant, the Committee shall direct the Trustee to commence distribution of the amounts credited to such Participant's Account. Commencing within the 30-day period following the Committee's direction, the balance credited to the Participant's Account shall be paid in one lump sum or in annual installments over the period directed by the Participant in an election made upon the Participant's commencement of participation in the Plan.

            b. The first payment under paragraph 5.a. shall be paid on a date selected by the Committee which is no later than 30 days after the date on which the Committee's direction as to the form and timing of distributions is made. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made.

            c. Each payment shall be made in cash or in kind as the Committee, in its discretion, shall determine, and each annual installment payment shall have a value equal to the amount credited to Participant's Account as of the first day of the calendar month in which the installment is paid multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid, including the current installment.

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            d. For purposes of this section, a Participant's status as an
Eligible Participant is considered to terminate as of the Participant's last date of service as an Eligible Participant.

            e. In the event installment payments commence and any installments are unpaid at the time of Participant's death, the payments shall be made at the times and in such amounts as if Participant were living to the persons specified in paragraph 7.a.

            f. Notwithstanding any other provision of this Section 5 or any payment schedule directed by a Participant pursuant to this Section 5 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine that part or all of the value of a Participant's Deferred Amounts or Plan Account which have not actually been distributed to the Participant, or that part or all of a related Trust Account which has not actually been distributed to the Participant, is nevertheless required to be included in the Participant's gross income for federal and/or state income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Participant in a lump sum as soon as practicable after such determination without any action or approval by the Committee. A "final determination" of the Internal Revenue Service for purposes of this paragraph 5.f is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Participant does not appeal within the time prescribed for appeals.

     6. EMERGENCY PAYMENTS.

     In the event of an "unforeseeable emergency" as determined hereafter, the Committee may determine the amounts payable under paragraph 5 hereof and pay all or a part of such amounts without regard to the payment dates provided in paragraph 5 to the extent the Committee determines that such action is necessary in light of immediate and heavy needs of the Participant (or his or her beneficiary) occasioned by severe financial hardship. For the purposes of this paragraph 6, an "unforeseeable emergency" is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant or beneficiary, loss of the Participant's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary. Payments shall not be made pursuant to this paragraph 6 to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of the Participant's deferrals under the Plan. Such action shall be taken only if the Participant (or Participant's legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an



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estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Committee after making such inquiries as the Committee deems necessary or appropriate.


     7. METHOD OF PAYMENTS.

            a. In the event of a Participant's death, payments shall be made to the persons (including a trustee or trustees) named in the last written instrument signed by the Participant and received by the Committee prior to the Participant's death, or if the Participant fails to so name any person, the amounts shall be paid to the Participant's estate or the appropriate distributee thereof. The Committee, the Bank, and the Trustee shall be fully protected in making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it.

            b. Payments due to a legally incompetent person may be made in such of the following ways as the Committee shall determine:

                   (i)   directly to such incompetent person,

                   (ii) to the legal representative of such incompetent person, or

                   (iii) to some near relative of the incompetent person to be used for the latter's benefit.

            c. Except as otherwise provided in paragraphs 7.a. and b., all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

            d. All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Company, except to the extent that such payments are made out of the trust described in paragraph 4. The Plan is a mere promise to pay benefits in the future and it is the intention of the parties that it be "unfunded" for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA")).

     8. CLAIMS PROCEDURES.

            a. If a claim for benefits made by any person (the "Applicant") is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information

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necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.

            b. Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.

            c. Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

     9. MISCELLANEOUS.

            a. Except as limited by paragraph 7.c. and except that a Participant shall have a continuing power to designate a new recipient in the event of Participant's death at any time prior to such death without the consent or approval of any person theretofore named as Participant's recipient by an instrument meeting the requirements of paragraph 7.a., this document shall be binding upon and inure to the benefit of the Company, Participant, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder.

            b. Any notice given in connection with this document shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail shall be deemed to have been given upon the date of delivery indicated on the registered mail return receipt, if correctly addressed.

            c. Nothing in this document shall interfere with the rights of any Participant to participate or share in any profit sharing or pension plan which is now in force or which may at some future time become a recognized plan of the Company or its Subsidiaries.

            d. Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of the Company or its Subsidiaries, or their respective boards, committees or shareholders, to terminate the services of the Participant, to refuse to renominate or reelect such person as a director, or to enforce the duly adopted retirement policies of the Company or its Subsidiaries.

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     10. RULE 16b-3; STOCKHOLDER APPROVAL.

     This Plan is intended to qualify for the exemption from short swing profits liability under Section 16(b) of the Securities Exchange Act of 1934 provided by Rule 16b-3 of the Securities and Exchange Commission.

     11. REGISTRATION.

     The Company may, in its discretion, register the shares of Company Stock subject to this Plan and any other applicable provisions of State or Federal law, and may enter into a listing agreement for such shares with Nasdaq, if such actions are deemed necessary or advisable by the Company in order to provide Participants with freely marketable shares. However, nothing herein shall be deemed to require any such registration or listing.

     12. TERMINATION OR AMENDMENT. The Board of Directors of the Company may, in its discretion, terminate or amend this Plan from time to time, provided, however, that no such termination or amendment shall (without the Participant's consent) alter any Participant's right to payments of amounts previously credited to such Participant's Account or delay the time or times at which a Participant is entitled to receive payments with respect to his or her Deferred Amounts.


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